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                                  EXHIBIT 23.6

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

               We consent to the incorporation by reference in the Registration
Statement (No. 333-     ) of Quintiles Transnational Corp. on Form S-8,
pertaining to the various Quintiles and ENVOY employee stock option and incentive plans, of our report dated January 29, 1999, with respect to the consolidated financial statements of ENVOY Corporation included in Quintiles Transnational Corp.'s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 17, 1999.



                                         /s/ Ernst & Young LLP

Nashville, Tennessee
March 29, 1999